SUBJECT TO REVISION
DATED MAY 2, 2006

                                            FREE WRITING PROSPECTUS FOR RAMP SERIES 2006-RS3 TRUST
                                             (FILED PURSUANT TO RULE 433; SEC FILE NO. 333-131211)

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                                                          $ 741,604,000 (APPROXIMATE)

                                                 GMAC RFC [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                               MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                                                                SERIES 2006-RS3

                                                          RAMP SERIES 2006-RS3 TRUST
                                                                ISSUING ENTITY

                                                   RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                                                   DEPOSITOR

                                                        RESIDENTIAL FUNDING CORPORATION
                                                          MASTER SERVICER AND SPONSOR

                                                MORTGAGE GUARANTY INSURANCE CORPORATION
                                                             POOL INSURER

                                                                  MAY 2, 2006

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                                        RBS Greenwich Capital [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                                                                                                      [GRAPHIC OMITTED]
RAMP SERIES 2006-RS3 TRUST
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2006-RS3
THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT GREENWICH CAPITAL MARKETS,
INC.
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DISCLAIMER

 THE DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A  PROSPECTUS)  WITH THE  SECURITIES  AND EXCHANGE  COMMISSION  FOR THE
OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND
OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SECURITIES AND EXCHANGE  COMMISSION FOR MORE COMPLETE  INFORMATION  ABOUT THE DEPOSITOR
AND THE OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING  EDGAR ON THE  SECURITIES  AND EXCHANGE  COMMISSION WEB SITE AT
WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE
PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-221-1037.

 The information in this free writing  prospectus,  if conveyed prior to the time of your contractual  commitment to purchase any of the
Certificates,  supersedes any information  contained in any prior similar  materials  relating to the  Certificates.  The information in this free writing  prospectus is preliminary,  and is subject to completion or change.  This free writing  prospectus is being delivered to you solely to provide you with  information  about the offering of the Certificates  referred to in this free writing  prospectus and to solicit an offer to purchase the  Certificates,  when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not  constitute a  contractual  commitment  by you to purchase any of the  Certificates,  until we have  accepted your offer to purchase  Certificates.  The  Certificates  referred to in these  materials are being sold when, as and if issued.  The depositor is not obligated to issue such  Certificates or any similar security and the  underwriters'  obligation to deliver such Certificates is subject to the terms and conditions of the underwriting  agreement with the depositor and the availability of such Certificates  when, as and if issued by the  depositor.  You are advised that the terms of the  Certificates,  and the  characteristics  of the mortgage  pool backing them,  may change (due,  among other things,  to the  possibility  that mortgage  loans that comprise the pool may become  delinquent or defaulted or may be removed or replaced and that similar or different  mortgage  loans may be added to the mortgage  pool,  and that one or more  classes of  Certificates  may be split,  combined or  eliminated),  at any time prior to issuance  or  availability  of a final prospectus.  You are  advised  that  Certificates  may not be  issued  that have the  characteristics  described  in this  free  writing prospectus.  The  underwriters'  obligation to sell any of the Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics  described in these materials.  If for any reason the issuing entity does not deliver such Certificates,  the underwriters  will notify you, and neither the issuing entity or any  underwriter  will have any obligation to you to deliver all or any portion of the Certificates  which you have committed to purchase,  and neither the issuing entity or any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

 This  communication  does not contain all the  information  that is required to be included in the base  prospectus  and the prospectus supplement.

 This information in this communication is preliminary and is subject to completion or change.

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                                                          RAMP SERIES 2006-RS3
                                                       $741,604,000 (APPROXIMATE)
                                            CHARACTERISTICS OF THE CERTIFICATES (1)(2)(3)(4)

    --------------- ------------------ -------------------- -------------- ------------ ------------------ -------------------- -------------------
                                                                             EXPECTED
                                              RATINGS                        WAL (YRS)    PRINCIPALWINDOW          EXP.           FINAL SCHEDULED
        CLASS          AMOUNT ($)       (S&P/MOODY'S/FITCH)    BOND TYPE      TO CALL         TO CALL        MATURITY TO CALL      MATURITY(5)
    --------------- ------------------ -------------------- -------------- ------------ ------------------ -------------------- -------------------
    A-1               $224,798,000         AAA/Aaa/AAA         Senior         0.80            1-18            October 2007        December 2024
                                                               Floater
    A-2                                    AAA/Aaa/AAA         Senior                                         January 2009
                      $191,064,000                             Floater        2.00            18-33                                August 2030
    A-3                                    AAA/Aaa/AAA         Senior                                         October 2010
                      $106,683,000                             Floater        3.50            33-54                                 April 2033
    A-4                                    AAA/Aaa/AAA         Senior                                          August 2013           May 2036
                      $146,662,000                             Floater        6.31            54-88
    M-1(6)             $15,380,000         AA+/Aa1/AA+       Mez Floater      4.90            38-88            August 2013           May 2036
    M-2(6)             $13,879,000         AA/Aa2/AA+        Mez Floater      4.88            38-88            August 2013           May 2036
    M-3(6)             $8,253,000          AA-/Aa3/AA        Mez Floater      4.88            38-88            August 2013           May 2036
    M-4(6)             $7,502,000           A+/A1/AA-        Mez Floater      4.88            37-88            August 2013           May 2036
    M-5(6)             $7,127,000           A/A2//A+         Mez Floater      4.87            37-88            August 2013           May 2036
    M-6(6)             $5,252,000            A-/A3/A         Mez Floater      4.87            37-88            August 2013           May 2036
    M-7(6)             $3,751,000         BBB+/Baa1/A-       Mez Floater      4.87            37-88            August 2013           May 2036
    M-8(6)             $3,751,000         BBB/Baa2/BBB+      Mez Floater      4.83            37-88            August 2013           May 2036
    M-9(6)             $7,502,000        BBB-/Baa3/BBB+      Mez Floater      4.51            37-82           February 2013          May 2036
    --------------- ------------------ -------------------- -------------- ------------ ------------------ -------------------- -------------------
    GRAND TOTAL          $741,604,000
    --------------- ------------------ -------------------- -------------- ------------ ------------------ -------------------- -------------------

      NOTES:
(1)      Class sizes subject to a 5% variance.
(2)      Pricing Speed Assumption:
         Fixed:   100% PPC (assumes that prepayments start at 2.0% CPR in month 1, building to 25% CPR by month 12, and remain constant at 25% CPR thereafter).
         ARMs:    100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately 2.545% each
         month to 30% CPR in month twelve, and remain         at 30% CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and thereafter, 35% CPR).
(3)      The pass-through rate on the Class A and Class M Certificates will be equal to the least of (i) one-month LIBOR plus the related margin, (ii) the related Net WAC Cap Rate and (iii) 14.00% per annum.
(4)      If the 10% optional call is not exercised, the margin on the Class A-2, Class A-3 and Class A-4 Certificates will double and the margin on the Class M Certificates will increase by a 1.5x multiple, beginning on the second Distribution Date after the first possible optional call date.
(5)      The Class M Certificates are not expected to receive principal payments prior to the Stepdown Date.
(6)      For the Class A-1, Class A-2 and Class A-3 Certificates, the Final Scheduled Distribution Date will be calculated assuming no prepayments, losses or delinquencies on the Mortgage Loans, no termination of the Trust on the Optional
         Termination Date and no Excess Cash Flow on any Distribution Date.  For the Class A-4 and Class M Certificates, the
         Final Scheduled Distribution Date is the Distribution Date in the month following the maturity of the latest maturing Mortgage Loan.

TRANSACTION OVERVIEW

 ISSUING ENTITY:                       RAMP Series 2006-RS3 Trust.

 CERTIFICATES:                         The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (collectively, the "Class A
                                       Certificates") and the Class M-1 through Class M-9 Certificates (collectively, the "Class
                                       M Certificates" and together with the Class A Certificates, the "Certificates") are backed by first lien, fixed-rate and adjustable-rate mortgage loans.

                                       The Certificates will be offered pursuant to the Prospectus Supplement described below.

 MANAGER:                              Greenwich Capital Markets, Inc.

 SWAP COUNTERPARTY:                    [TBD].
                                      Mortgage Guaranty Insurance Corporation (the "Pool Insurer").  The Pool Insurer will issue a
 POOL INSURER:                        mortgage pool insurance policy (the "Pool Policy"). All of the Mortgage Loans will be insured by the Pool Policy.  The Pool Policy will cover losses on the Mortgage Loans to the extent that such losses exceed 3.60% of the aggregate unpaid principal balance of the
                                      Mortgage Loans as of the Cut-off Date after deducting payments due during the month of the
                                      Cut-off Date, up to a limit of 4.60% of the aggregate unpaid principal balance of the
                                      Mortgage Loans as of the Cut-off Date after deducting payments due during the month of the
                                      Cut-off Date, subject to certain conditions and exclusions as set forth in the Pool Policy.

                                      Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company, a Colorado
 CREDIT RISK MANAGER:                 corporation (the "Credit Risk Manager").  The Credit Risk Manager will monitor the performance of the master servicer, and make recommendations to the master servicer regarding certain delinquent and defaulted Mortgage Loans and will report on the performance of such Mortgage Loans, pursuant to a credit risk management agreement to be entered into by the Credit Risk Manager and the master servicer on or prior to the Settlement Date.  The
                                      Credit Risk Manager will rely upon mortgage loan data that is provided to it by the master servicer in performing its advisory and monitoring functions.  The Credit Risk Manager will be entitled to receive the credit risk manager fee until the termination of the trust or until its removal by a vote of at least 66 2/3% of the certificateholders.  Such fee will be paid by the trust and will be equal to a per annum percentage of the then current aggregate principal balance of the Mortgage Loans.

 DEPOSITOR:                            Residential Asset Mortgage Products, Inc. ("RAMP"), an affiliate of Residential Funding
                                       Corporation.
                                       JPMorgan Chase Bank, N.A.
 TRUSTEE:

 MASTER SERVICER AND SPONSOR:          Residential Funding Corporation (the "Sponsor", "Master Servicer" or "Residential
                                       Funding"), an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc.

 SUBSERVICERS:                         Primary servicing will be provided by HomeComings Financial Network, Inc. ("HomeComings"),
                                       a wholly-owned subsidiary of Residential Funding, with respect to approximately 69.72% of the Mortgage Loans.  Primary servicing will be provided by GMAC Mortgage Corporation, an affiliate of Residential Funding, with respect to approximately [15.16]% of the Mortgage
                                       Loans.  Primary servicng will be provided by Suntrust Mortgage, Inc. with respect to approximately [11.56]% of the Mortgage Loans.

 CUT-OFF DATE:                         April 1, 2006.

 SETTLEMENT DATE:                      On or about May 9, 2006.

 DISTRIBUTION DATES:                   25th of each month (or the next business day if such day is not a business day) commencing on May 25, 2006.

 FORM OF CERTIFICATES:                 Book-entry form through DTC and upon request Clearstream or Euroclear.

 MINIMUM DENOMINATIONS:                For the Class A, Class M-1, Class M-2 and Class M-3 Certificates: $100,000 and integral multiples of $1 in excess thereof; for the Class M-4 through Class M-9 Certificates:
                                       $250,000 and integral multiples of $1 in excess thereof.

 ERISA CONSIDERATIONS:                 None of the Certificates are expected to be ERISA eligible.

 LEGAL INVESTMENTS:                    The Certificates will not constitute "mortgage-related securities" for purposes of the
                                       Secondary Mortgage Market Enhancement Act of 1984.

 TAX STATUS:                           One or more REMIC elections.
                                     ,,        The mortgage pool will consist of fixed-rate and adjustable-rate mortgage loans
 MORTGAGE LOANS:                            secured by first liens on mortgaged properties, the "Mortgage Loans." Approximately
                                            54.88% of the Mortgage Loans provide for an initial interest only period of up to ten years. The Mortgage Loans described herein have an aggregate unpaid principal balance of approximately $750,231,396 as of the Cut-off Date after deducting payments due during the month of the Cut-off Date.
                                     ,,        The mortgaged properties relating to approximately 27.36%, of the Mortgage Loans
 SILENT SECONDS:                            are subject to a second-lien mortgage loan, based solely on the information made available to the Depositor.  None of the related second lien mortgage loans are part of the mortgage pool ("Silent Seconds").  The weighted average combined original loan-to-value ratio of the Mortgage Loans, including the Silent Seconds is 85.00%.
                                     ,,        Fixed Rate - 100% PPC (assumes that prepayments start at 2.0% CPR in month 1,
 PREPAYMENT ASSUMPTIONS:                    building to 25% CPR by month 12, and remain constant at 25% CPR thereafter.
                                     ,,        ARM - 100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately 2.545% each month to 30% CPR in month twelve, and remain at 30% CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and thereafter,
                                            35% CPR).

 OPTIONAL CALL:                        If the aggregate unpaid principal balance of the Mortgage Loans falls below 10% of the aggregate original unpaid principal balance of the Mortgage Loans as of the Cut-off Date after deducting payments due during the month of the Cut-off Date  (the "Optional Call
                                       Date"), Residential Funding or the Class SB Certificate holder may terminate the trust.
                                       The exercise of the optional call may be subject to limitations as described in the prospectus supplement.

 BASIS RISK SHORTFALL:                 With respect to any class of the Class A and Class M Certificates and any Distribution
                                       Date on which the Net WAC Cap Rate is used to determine the pass-through rate of that class of Certificates, an amount equal to the excess of (i) accrued certificate interest for that class calculated at a rate (not to exceed 14.00% per annum) equal to One-Month
                                       LIBOR plus the related margin, over (ii) accrued certificate interest for that class calculated using the Net WAC Cap Rate.

 BASIS RISK SHORTFALL CARRY-FORWARD    With respect to each class of the Class A and Class M Certificates and any Distribution
 AMOUNTS:                              Date, an amount equal to the aggregate amount of Basis Risk Shortfall for that class on that Distribution Date, plus any unpaid Basis Risk Shortfall for that class from prior
                                       Distribution Dates, plus interest thereon to the extent previously unreimbursed by Excess
                                       Cash Flow or amounts received under the swap agreement, at a rate equal to the applicable pass-through rate for that class.

 RELIEF ACT SHORTFALLS:                With respect to any Distribution Date, the shortfall, if any, in collections of interest resulting from the Servicemembers Civil Relief Act or any similar legislation or regulation. Relief Act Shortfalls will be covered by the Swap Agreement and available
                                       Excess Cash Flow in the current period only. Any Relief Act Shortfalls allocated to the certificates for the current period not covered by the Swap Agreement and Excess Cash Flow in the current period will remain unpaid. Relief Act Shortfalls will be allocated on a pro rata basis among the certificates, based on accrued interest.

 THE NEGOTIATED CONDUIT ASSET          The Mortgage Loans included in the trust were acquired and evaluated under Residential
 PROGRAM:                              Funding's "Negotiated Conduit Asset Program" or NCA program.  Through the NCA program,
                                       Residential Funding seeks to acquire recently originated mortgage loan products with the characteristics described in the attached collateral tables.  The Mortgage Loans may include a combination of layered risk factors including, but not limited to, credit score, reduced loan documentation, debt-to-income ratio, and loan to value ratio.

                                       Residential Funding's standard programs are identified as follows:

                                     ,,        Jumbo A program, under which Residential Funding purchases "A" quality, non-conforming mortgage loans, which are then securitized under the RFMSI shelf.  An example of an NCA program loan includes, but is not limited to, a mortgage loan made to a borrower with a higher total debt-to-income ratio than that allowed by
                                             Residential Funding's "Jumbo A" program.
                                     ,,        Expanded Criteria program, under which Residential Funding purchases mortgage loans to "A" quality borrowers whose collateral characteristics differ from conforming and jumbo guidelines, which are then securitized under the RALI shelf. An example of an
                                             NCA program loan includes, but is not limited to, a mortgage loan where the combination of loan-to-value ratio, credit score and documentation type do not meet
                                             Residential Funding's "Expanded Criteria" program guidelines.
                                     ,,        Home Solution program, under which Residential Funding purchases first lien "A"
                                             quality mortgage loans with LTVs up to 107% and for which the related borrowers may have limited cash, may not want to take cash out of their investments, or may want to finance the full value of the home plus closing costs, which are then securitized under the RAMP-RZ shelf. An example of an NCA program loan includes, but is not limited to, a loan made to a borrower who does not meet reserve requirements of the program or whose total debt-to-income exceeds underwriting guidelines of Residential
                                             Funding's "Home Solution" program.
                                     ,,        AlterNet program, under which Residential Funding purchases mortgage loans with characteristics that do not meet traditional "A" quality credit requirements, which are then securitized under the RASC shelf. An example of an NCA program loan includes, but is not limited to, a mortgage loan with a higher loan-to-value ratio than the credit grade within Residential Funding's "AlterNet" program guidelines allow.

                                       See the Preliminary Prospectus (as defined herein) for a more complete description of
                                       Residential Funding's standard programs.

 AVAILABLE DISTRIBUTION AMOUNT:       For any Distribution Date, an amount equal to the sum of the following amounts, net of (i)
                                      amounts reimbursable to the master servicer and any subservicer, (ii) any net swap payment to the Swap Counterparty and (iii) any Swap Termination Payments owed to the swap counterparty not due to a swap counterparty trigger event:

                                      o        the aggregate amount of scheduled payments on the Mortgage Loans due during the related due period and received on or prior to the related determination date, after deduction of the master servicing fees, any subservicing fees and the Credit
                                               Risk Manager Fee in respect of the Mortgage Loans for that Distribution Date;

                                      o        unscheduled payments, including mortgagor prepayments on the Mortgage Loans,
                                               Insurance Proceeds (including proceeds paid under the Pool Policy), Liquidation
                                               Proceeds and Subsequent Recoveries, from the Mortgage Loans, and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the preceding calendar month, but not including prepayment charges;

                                      o        all Advances made for that Distribution Date in respect of the Mortgage Loans; and

                                      o        any amounts included as part of the Principal Distribution Amount pursuant to clauses first and second under "Swap Agreement" below.

                                      A more detailed description of the Available Distribution Amount is set forth in the preliminary prospectus supplement, including additional amounts which will be included.

 CREDIT ENHANCEMENT:

 A.  Subordination.

 Credit enhancement for the Class A Certificates will include the subordination of the Class M Certificates.  Credit enhancement for the Class M Certificates will include the subordination of each class of Class M Certificates with a lower payment priority.

                        Initial             Specified Stepdown Credit
    Class         Credit Support (1)               Support (1)
      A                 10.80%                       21.60%
     M-1                 8.75%                       17.50%
     M-2                 6.90%                       13.80%
     M-3                 5.80%                       11.60%
     M-4                 4.80%                        9.60%
     M-5                 3.85%                        7.70%
     M-6                 3.15%                        6.30%
     M-7                 2.65%                        5.30%
     M-8                 2.15%                        4.30%
     M-9                 1.15%                        2.30%

 (1) Includes the initial overcollateralization requirement as described herein.

 For any class of Certificates, the Initial Credit Support is the aggregate certificate principal balance of all
 Certificates subordinate to such class as a percentage of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

 B. Overcollateralization ("OC")

Initial (% Orig)                                    1.15%
OC Target (% Orig)                                  1.15%
Stepdown OC Target (% Current)                      2.30%
OC Floor (% Orig)                                   0.50%

 C.  Excess Spread.
 Initially equal to approximately 454 bps per annum.

 D.  Swap Agreement.
 Credit enhancement for the Class A and Class M Certificates will include net payments made by the swap counterparty to the trustee pursuant to the swap agreement.

 E.  Pool Policy
 The Pool Policy will cover losses on the Mortgage Loans to the extent that such losses exceed 3.60% of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date after deducting payments due during the month of the Cut-off Date, up to a limit of 4.60% of the aggregate unpaid principal balance of the Mortgage Loans as of the
 Cut-off Date after deducting payments due during the month of the Cut-off Date, subject to certain conditions and exclusions as set forth in the Pool Policy, as described in the Preliminary Prospectus.

 EXCESS CASH FLOW DISTRIBUTIONS:       On any Distribution Date, the Excess Cash Flow will be allocated among the Certificates as set forth in the Prospectus Supplement in the following order of priority:

                                       (1)      as part of the Principal Distribution Amount, to pay to the holders of the Class
                                                A and Class M Certificates in reduction of their certificate principal balances, the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Class A or Class M Certificates and remaining unreimbursed, but only to the extent of Subsequent Recoveries for that
                                                Distribution Date;

                                       (2)      as part of the Principal Distribution Amount, to pay to the holders of the Class
                                                A and Class M Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the mortgage loans for the preceding calendar month;

                                       (3)      to pay the holders of the Class A and Class M Certificates as part of the
                                                Principal Distribution Amount, any Overcollateralization Increase Amount;

                                       (4)      to pay the holders of Class A and Class M Certificates, the amount of any
                                                Prepayment Interest Shortfalls allocated thereto for that Distribution Date, on a pro rata basis based on Prepayment Interest Shortfalls allocated thereto, that remain un-reimbursed, to the extent not covered by the Eligible Master Servicing
                                                Compensation on that Distribution Date;

                                       (5)      to pay to the holders of the Class A and Class M Certificates, any Prepayment
                                                Interest Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid Prepayment Interest
                                                Shortfalls previously allocated thereto;

                                       (6)      to pay to the holders of the Class A Certificates, pro rata, based on the amount of the Basis Risk Shortfall previously allocated thereto that remain unreimbursed, the Basis Risk Shortfall Carry-Forward Amounts, and then to the Class M
                                                Certificates, in the order of payment priority, the amount of any Basis Risk
                                                Shortfall Carry-Forward Amounts remaining unpaid as of that Distribution Date;

                                       (7)      to pay to the holders of the Class A and Class M Certificates, the amount of any
                                                Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act
                                                Shortfalls allocated thereto for that Distribution Date;

                                       (8)      to pay to the holders of the Class A Certificates, on a pro rata basis, based on the amount of realized losses previously allocated thereto that remain unreimbursed, and then to the Class M Certificates, in order of priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed;

                                       (9)      to the Swap Counterparty, any swap termination payment owed to the Swap
                                                Counterparty due to a swap provider trigger event; and

                                       (10)      to pay to the holders of the Class SB and Class R Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

 INTEREST ACCRUAL PERIOD:              The Interest Accrual Period for each Distribution Date with respect to the Certificates will be the period from and including the preceding Distribution Date (for the first accrual period, the Closing Date) up to but excluding the current Distribution Date on an actual/360 basis.

 PASS-THROUGH RATES:                   With respect to any Distribution Date, the Class A Pass-Through Rate on each class of
                                       Class A Certificates will be a per annum rate equal to the least of (x) for any
                                       Distribution Date which occurs prior to the second Distribution Date after the first possible Optional Call Date, One-Month LIBOR plus the related margin for such class, and beginning on the second Distribution Date after the first possible Optional Call Date, and with respect to the Class A-2, Class A-3, and Class A-4 Certificates, One-Month LIBOR plus
                                       2 times the related margin for such class, (y) the Net WAC Cap Rate and (z) 14.00% per annum.

 CLASS M PASS-THROUGH RATE:            On each Distribution Date, the Pass-Through Rate on each class of the Class M Certificates will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution Date after the first possible Optional Call Date,
                                       One-Month LIBOR plus the related margin for such class, and beginning on the second
                                       Distribution Date after the first possible Optional Call Date, One-Month LIBOR plus 1.5 times the related margin for such class, (y) the Net WAC Cap Rate and (z) 14.00% per annum.

 NET WAC CAP RATE:                     With respect to any Distribution Date, a per annum rate (which will not be less than zero)
                                       equal to the excess, if any, of (i) the product of (a) the weighted average of the Net
                                       Mortgage Rates of the Mortgage Loans using the Net Mortgage Rates in effect for the scheduled payments due on such Mortgage Loans during the related due period, and (b) a fraction expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period, over (ii) the product of (a) a fraction expressed as a percentage the numerator of which is the amount of any net swap payments or swap termination payment not due to a swap counterparty trigger event owed to the Swap Counterparty as of such Distribution Date and the denominator of which is the aggregate stated principal balance of the Mortgage Loans as of such Distribution Date, and (b) a fraction expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related
                                       Interest Accrual Period.

 WEIGHTED AVERAGE MONTHLY FEES:        Master servicing fee, subservicing fee and Credit Risk Manager Fee of approximately
                                       0.36366% per annum.

 NET MORTGAGE RATE:                    With respect to any mortgage loan, the mortgage rate minus (a) the master servicing fee,
                                       (b) the sub-servicing fee and (c) the Credit Risk Manager Fee.

 ELIGIBLE MASTER SERVICING             For any Distribution Date, an amount equal to the lesser of (a) one-twelfth of [0.125]% of
 COMPENSATION:                         the stated principal balance of the Mortgage Loans immediately preceding that Distribution
                                       Date, and (b) the sum of the Master Servicing Fee payable to the Master Servicer in respect of its master servicing activities and reinvestment income received by the Master
                                       Servicer on amounts payable with respect to that Distribution Date with respect to the
                                       Mortgage Loans.  Excess cash flow may also be available to cover prepayment interest shortfalls, subject to the priority of distribution for excess cash flow.

 CREDIT RISK MANAGER FEE:             With respect to any Mortgage Loan and Distribution Date, the premium payable to the Credit
                                      Risk Manager in respect of the Credit Risk Manager compensation that accrues at a rate equal to [0.0125]% per annum multiplied by the stated principal balance of such Mortgage Loan as of the first day of the related due period, divided by 12.  The Credit Risk Manager Fee will be paid monthly from the trust in accordance with the pooling and servicing agreement.

 ADVANCES:                             The Master Servicer will advance delinquent principal and interest to the extent the advance is recoverable from future collections on the loan.

 OVERCOLLATERALIZATION AMOUNT:         With respect to any Distribution Date, the excess, if any, of (a) the aggregate stated
                                       principal balance of the Mortgage Loans before giving effect to distributions of principal to be made on that Distribution Date, over (b) the aggregate certificate principal balance of the Class A and Class M Certificates, as of such date, before taking into account distributions of principal to be made on that Distribution Date.

 REQUIRED OVERCOLLATERALIZATION        With respect to any Distribution Date (a) if such Distribution Date is prior to the
 AMOUNT:                               Stepdown Date, 1.15% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, or (b) if such Distribution Date is on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) 2.30% of the current aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the Overcollateralization
                                       Floor; provided that on or after the Stepdown Date, if a Trigger Event is in effect, the
                                       Required Overcollateralization Amount will be the Required Overcollateralization Amount for the immediately preceding Distribution Date.

 STEPDOWN DATE:                        The earlier to occur of (i) the Distribution Date immediately succeeding the
                                       Distribution Date on which the aggregate certificate principal balance of the Class A
                                       Certificates has been reduced to zero or (ii) the later to occur of (x) the Distribution
                                       Date in May 2009 and (y) the first Distribution Date on which the Senior Enhancement
                                       Percentage is greater than or equal to 21.60%.

 TRIGGER EVENT:                        A Trigger Event is in effect on any Distribution Date if either (i) the three month average of the related Sixty-Plus Delinquency Percentage, as determined on that
                                       Distribution Date and the immediately preceding two Distribution Dates, equals or exceeds
                                       [46.50]% of the Senior Enhancement Percentage or (ii) cumulative realized losses on the
                                       Mortgage Loans as a percentage of the initial aggregate principal balance of the Mortgage
                                       Loans as of the Cut-off Date exceed the following amounts:

                                Months 25-36                [0.70]% in the first month plus an additional 1/12th of
                                                            [0.85]% for every month thereafter
                                Months 37-48                [1.55]% in the first month plus an additional 1/12th of
                                                            [1.00]% for every month thereafter
                                Months 49-60                [2.55]% in the first month plus an additional 1/12th of
                                                            [1.35]% for every month thereafter
                                Months 61-72                [3.90]% in the first month plus an additional 1/12th of
                                                            [0.10]% for every month thereafter
                                Months 73 and thereafter    [4.00]%

 SIXTY-PLUS DELINQUENCY      With respect to any Distribution Date, the fraction,
 PERCENTAGE:                 expressed as a percentage, equal to (x) the aggregate
                             stated principal balance of the Mortgage Loans that are
                             60 or more days delinquent in payment of principal and
                             interest for that Distribution Date, including mortgage
                             loans in foreclosure and REO, over (y) the aggregate
                             stated principal balance of the Mortgage Loans
                             immediately preceding that Distribution Date.

 SENIOR ENHANCEMENT PERCENTAGE:        For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate certificate principal balance of the Class M Certificates and (ii) the
                                       Overcollateralization Amount, in each case prior to the distribution of the aggregate
                                       Principal Distribution Amount on such Distribution Date, by (y) the aggregate stated
                                       principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

 OVERCOLLATERALIZATION                 An amount equal to 0.50% of the aggregate stated principal balance of the Mortgage Loans
 FLOOR:                                as of the Cut-off Date.

 OVERCOLLATERALIZATION                 With respect to any Distribution Date, an amount equal to the lesser of (i) the Excess
 INCREASE AMOUNT:                      Cash Flow available for payment of the Overcollateralization Increase Amount on that
                                       Distribution Date, as provided in clause (3) of "Excess Cash Flow Distributions" and (ii)
                                       the excess, if any, of (x) the Required Overcollateralization Amount for that Distribution
                                       Date over (y) the Overcollateralization Amount for that Distribution Date.

 OVERCOLLATERALIZATION REDUCTION       With respect to any Distribution Date for which the Excess Overcollateralization Account
 AMOUNT:                               is, or would be, after taking into account all other distributions to be made on that
                                       Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess
                                       Overcollateralization Amount for that Distribution Date and (ii) Principal Remittance
                                       Amount for that Distribution Date.

 EXCESS OVERCOLLATERALIZATION AMOUNT:  With respect to any Distribution Date, the excess, if any, of the Overcollateralization
                                       Amount over the Required Overcollateralization Amount.

 EXCESS CASH FLOW:                     For any Distribution Date, the sum of (a) the excess of (1) the Available Distribution
                                       Amount  for that Distribution Date over (2) the sum of (x) the interest distribution amount for the Certificates for that Distribution Date and (y) the lesser of (i) the aggregate certificate principal balance of the Class A  and Class M Certificates immediately prior to such Distribution Date and (ii) the Principal Remittance Amount for
                                       that Distribution Date to the extent not needed to pay interest on the Class A and Class M
                                       Certificates on such Distribution Date and (b) the Overcollateralization Reduction Amount,
                                       if any, for that Distribution Date.  Excess Cash Flow may be used to protect the Class A and Class M Certificates against realized losses by making an additional payment of principal up to the amount of the realized losses to the extent described above in "Excess
                                       Cash Flow Distributions".

 PRINCIPAL                            On any Distribution Date, the lesser of (a) the excess of (i) the Available Distribution
 DISTRIBUTION AMOUNT:                 Amount over (ii) the interest distribution amount and (b) the aggregate amount described below:

                                           (i)     the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period;

                                           (ii)    the principal portion of all proceeds of the repurchase of Mortgage Loans, or, in the case of a substitution, amounts representing a principal  adjustment, as required by the pooling and servicing agreement during the preceding calendar month;

                                           (iii)   the principal portion of all other unscheduled collections other than
                                           Subsequent Recoveries, received on the Mortgage Loans during the  preceding calendar month, or deemed to be received during the preceding calendar month, including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not distributed in the preceding month;

                                           (iv)    the lesser of (a) Subsequent Recoveries for that Distribution Date and (b) the principal portion of any realized losses allocated to any class of Offered Certificates on a prior Distribution Date and remaining unpaid;

                                           (v)     the sum of (I) the lesser of (a) the Excess Cash Flow for that Distribution
                                           Date, to the extent not used in clause (b) (iv) above on such Distribution Date, and
                                           (b) the principal portion of any realized losses incurred, or deemed to have been incurred, on any Mortgage Loans in the calendar month preceding that Distribution Date to the extent covered by the Excess Cash Flow for that Distribution Date as described under "Excess Cash Flow Distributions" above and (II) to the extent not covered by clause (I) the principal portion of any realized losses incurred on the Mortgage Loans in the calendar month preceding that Distribution Date to the extent covered by payments made by the swap counterparty as described under "Swap Agreement" below; and

                                           (vi)    the sum of (I) the lesser of (a) the Excess Cash Flow for that Distribution
                                           Date, to the extent not used pursuant to clause (b) (iv) and (v) above on such
                                           Distribution Date, and (b) the amount of any Overcollateralization Increase Amount for that Distribution Date, to the extent covered by Excess Cash Flow for that Distribution
                                           Date as described under "Excess Cash Flow Distributions" above and (II) to the extent not covered by clause (I) the amount of any Overcollateralization Increase Amount for that Distribution Date to the extent covered by payments made by the swap counterparty as described under "Swap Agreement" below;

                                           minus

                                           (vii)   any Overcollateralization Reduction Amount for that Distribution Date;

                                           (viii)  any capitalization reimbursement amount; and

                                           (ix)    any net swap payments or Swap Termination Payment not due to a swap
                                           counterparty trigger event owed to the Swap Counterparty to the     extent not
                                           previously paid from interest or principal collections on the Mortgage Loans.

                                           In no event will the Principal Distribution Amount on any Distribution Date be less than zero or greater than the outstanding aggregate certificate principal balance of the Class A Certificates and  Class M Certificates .

 CLASS A PRINCIPAL DISTRIBUTION        With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the
 AMOUNT:                               Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal
                                       Distribution Amount for that Distribution Date or (ii) on or after the Stepdown Date if a
                                       Trigger Event is not in effect for that Distribution Date, the lesser of:

                                     ,,        the Principal Distribution Amount for that Distribution Date; and
                                     ,,        the excess, if any, of (A) the aggregate certificate principal balance of the Class
                                              A Certificates immediately prior to that Distribution Date over (B) the lesser of
                                              (x) the product of (1) the applicable Subordination Percentage  and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization
                                              Floor.

 PRINCIPAL REMITTANCE AMOUNT:          For any Distribution Date, the sum of the following amounts:  (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period; (ii) the principal portion of all proceeds of the repurchase of Mortgage Loans or, in the case of substitution, amounts representing a principal adjustment as required in the pooling and servicing agreement during the preceding calendar month; and (iii) the principal portion of all other unscheduled collections (other than Subsequent Recoveries) received on the Mortgage Loans during the preceding calendar month including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not distributed in the preceding month.

 INTEREST  DISTRIBUTIONS:              Accrued interest, at the related Pass-Through Rate, up to the Available Distribution
                                       Amount (less any Prepayment Interest Shortfalls not covered by Eligible Master Servicer
                                       Compensation, any Relief Act Shortfalls and the interest portion of any realized loss)
                                       will be distributed to the holders of the Certificates in the following order of priority:

                                      (1)      To the Class A Certificates, on a pro rata basis, based on the accrued certificate interest thereon;

                                      (2)      To the Class M-1 Certificates;

                                      (3)      To the Class M-2 Certificates;

                                      (4)      To the Class M-3 Certificates;

                                      (5)      To the Class M-4 Certificates;

                                      (6)      To the Class M-5 Certificates;

                                      (7)      To the Class M-6 Certificates;

                                      (8)      To the Class M-7 Certificates;

                                      (9)      To the Class M-8 Certificates; and

                                      (10)     To the Class M-9 Certificates.

 PRINCIPAL DISTRIBUTIONS:              The Principal Distribution Amount will be distributed as follows:

                                      (1)      To the Class A Certificates, the Class A Principal Distribution Amount,
                                               sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates
                                               in that order, until the certificate principal balances thereof are reduced to zero;

                                      (2)      To the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the certificate principal balance of the Class M-1 Certificates is reduced to zero;

                                      (3)      To the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the certificate principal balance of the Class M-2 Certificates is reduced to zero;

                                      (4)      To the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the certificate principal balance of the Class M-3 Certificates is reduced to zero;

                                      (5)      To the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the certificate principal balance of the Class M-4 Certificates is reduced to zero;

                                      (6)      To the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the certificate principal balance of the Class M-5 Certificates is reduced to zero;

                                      (7)      To the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the certificate principal balance of the Class M-6 Certificates is reduced to zero;

                                      (8)      To the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the certificate principal balance of the Class M-7 Certificates is reduced to zero;

                                      (9)      To the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the certificate principal balance of the Class M-8 Certificates is reduced to zero; and

                                      (10)     To the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the certificate principal balance of the Class M-9 Certificates is reduced to zero.

 CLASS M-1 PRINCIPAL DISTRIBUTION      With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the
 AMOUNT:                               Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining
                                       Principal Distribution Amount for that Distribution Date after distribution of the Class
                                       A Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                                     ,,        the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount; and
                                     ,,        the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for that Distribution Date) and (2)
                                               the certificate principal balance of the Class M-1 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1)
                                               the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated
                                               principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

 CLASS M- 2                            With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the
 PRINCIPAL DISTRIBUTION AMOUNT:        Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining
                                       Principal Distribution Amount for that Distribution Date after distribution of the Class
                                       A and Class M-1 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                                     ,,        the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A and Class M-1 Principal Distribution Amounts; and
                                     ,,        the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Class A and Class M-1 Principal Distribution Amounts for that
                                               Distribution Date) and (2) the certificate principal balance of the Class M-2
                                               Certificates immediately prior to that Distribution Date over (B) the lesser of
                                               (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the
                                               Overcollateralization Floor.

 CLASS M-3                             With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the
 PRINCIPAL DISTRIBUTION AMOUNT:        Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining
                                       Principal Distribution Amount for that Distribution Date after distribution of the Class
                                       A, Class M-1 and Class M-2 Principal Distribution Amounts or (ii) on or after the
                                       Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                                     ,,        the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1 and Class M-2 Principal Distribution
                                               Amounts; and
                                     ,,        the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the payment of the Class A, Class M-1 and Class M-2 Principal
                                               Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-3 Certificates immediately prior to that
                                               Distribution Date over (B) the lesser of (x) the product of (1) the applicable
                                               Subordination Percentage and (2) the aggregate stated principal balance of the
                                               Mortgage Loans after giving effect to distributions to be made on that
                                               Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

 CLASS M-4 PRINCIPAL DISTRIBUTION      With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the
 AMOUNT:                               Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining
                                       Principal Distribution Amount for that Distribution Date after distribution of the Class
                                       A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                                     ,,        the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2 and Class M-3 Principal
                                               Distribution Amounts; and
                                     ,,        the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2 and Class
                                               M-3 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-4 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated
                                               principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

 CLASS M-5 PRINCIPAL DISTRIBUTION      With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the
 AMOUNT:                               Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining
                                       Principal Distribution Amount for that Distribution Date after distribution of the Class
                                       A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts or (ii)
                                       on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution
                                       Date, the lesser of:

                                     ,,        the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4
                                               Principal Distribution Amounts; and
                                     ,,        the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4
                                               Certificates (after taking into account the payment of the Class A, Class M-1,
                                               Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts for that
                                               Distribution Date) and (2) the certificate principal balance of the Class M-5
                                               Certificates immediately prior to that Distribution Date over (B) the lesser of
                                               (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the
                                               Overcollateralization Floor.

 CLASS M-6 PRINCIPAL DISTRIBUTION      With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the
 AMOUNT:                               Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining
                                       Principal Distribution Amount for that Distribution Date after distribution of the Class
                                       A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution
                                       Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                                     ,,        the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and
                                               Class M-5 Principal Distribution Amounts; and
                                     ,,        the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5
                                               Certificates (after taking into account the payment of the Class A, Class M-1,
                                               Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts for
                                               that Distribution Date) and (2) the certificate principal balance of the Class
                                               M-6 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the
                                               Overcollateralization Floor.

 CLASS M-7 PRINCIPAL DISTRIBUTION      With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the
 AMOUNT:                               Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining
                                       Principal Distribution Amount for that Distribution Date after distribution of the Class
                                       A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal
                                       Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                                     ,,        the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class
                                               M-5 and Class M-6 Principal Distribution Amounts; and
                                     ,,        the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5
                                               and Class M-6 Certificates (after taking into account the payment of the Class
                                               A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal
                                               Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-7 Certificates immediately prior to that
                                               Distribution Date over (B) the lesser of (x) the product of (1) the applicable
                                               Subordination Percentage and (2) the aggregate stated principal balance of the
                                               Mortgage Loans after giving effect to distributions to be made on that
                                               Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

 CLASS M-8 PRINCIPAL DISTRIBUTION      With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the
 AMOUNT:                               Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining
                                       Principal Distribution Amount for that Distribution Date after distribution of the Class
                                       A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7
                                       Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                                     ,,        the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class
                                               M-5, Class M-6 and Class M-7 Principal Distribution Amounts; and
                                     ,,        the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
                                               Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6
                                               and Class M-7 Principal Distribution Amounts for that Distribution Date) and (2)
                                               the certificate principal balance of the Class M-8 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1)
                                               the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated
                                               principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

 CLASS M-9 PRINCIPAL DISTRIBUTION      With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the
 AMOUNT:                               Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining
                                       Principal Distribution Amount for that Distribution Date after distribution of the Class
                                       A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class
                                       M-8 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger
                                       Event is not in effect for that Distribution Date, the lesser of:

                                     ,,        the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class
                                               M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts; and
                                     ,,        the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
                                               Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
                                               Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts for that
                                               Distribution Date) and (2) the certificate principal balance of the Class M-9
                                               Certificates immediately prior to that Distribution Date over (B) the lesser of
                                               (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the
                                               Overcollateralization Floor.

 SUBORDINATION PERCENTAGE:             As to any class of Class A or Class M Certificates, the respective approximate percentage set forth below:

             Class               Percentage
               A                     78.40%
              M1                     82.50%
              M2                     86.20%
              M3                     88.40%
              M4                     90.40%
              M5                     92.30%
              M6                     93.70%
              M7                     94.70%
              M8                     95.70%
              M9                     97.70%

 SUBSEQUENT RECOVERIES:

Subsequent Recoveries means any amount (net of reimbursable expenses), received on the Mortgage Loans that have been previously liquidated and that have resulted in a realized loss.

 ALLOCATION OF LOSSES:                Any realized losses will be allocated or covered as follows:

                                         (i)     By any amounts available from the Swap Agreement for the related Distribution
                                         Date;

                                         (ii)    By the Excess Cash Flow for the related Distribution Date;

                                         (iii)   By reduction of the Overcollateralization Amount, until reduced to zero (as further described in the Preliminary Prospectus);

                                         (iv)    To the Class M-9 Certificates, until reduced to zero;

                                         (v)     To the Class M-8 Certificates, until reduced to zero;

                                         (vi)    To the Class M-7 Certificates, until reduced to zero;

                                         (vii)   To the Class M-6 Certificates, until reduced to zero;

                                         (viii)  To the Class M-5 Certificates, until reduced to zero;

                                         (ix)    To the Class M-4 Certificates, until reduced to zero;

                                         (x)     To the Class M-3 Certificates, until reduced to zero;

                                         (xi)    To the Class M-2 Certificates, until reduced to zero;

                                         (xii)   To the Class M-1 Certificates, until reduced to zero; and

                                         (xiii)  To the Class A Certificates, on a pro rata basis, in each case until reduced to zero.

 PRELIMINARY PROSPECTUS:               The Certificates will be offered pursuant to a Preliminary Prospectus which includes a
                                       Preliminary Prospectus Supplement (together, the "Preliminary Prospectus").  Additional information with respect to the Certificates and the Mortgage Loans is contained in the
                                       Preliminary Prospectus.   The foregoing is qualified in its entirety by the information appearing in the Preliminary Prospectus, which will be delivered prior to any contractual commitment to purchase any of the Certificates.

SWAP AGREEMENT

 SWAP AGREEMENT:          On the Closing Date, the Trustee will enter into a Swap Agreement with [TBD]. (the "Swap
                          Counterparty") for the benefit of the Class A and Class M Certificates.  Under the Swap Agreement, on
                          each Distribution Date (i) the trust shall be obligated to pay to the Swap Counterparty an amount equal to [5.38]% (subject to a +/- 5% variance) per annum on a notional amount equal to the related swap notional amount set forth in the schedule below and (ii) the trust will be entitled to receive from the Swap Counterparty an amount equal to One-Month LIBOR on the notional balance equal to the related swap notional amount set forth in the schedule below accrued during the related swap accrual period, until the swap is retired.  Only the net amount of the two obligations above will be paid by the appropriate party.  Upon early termination of the Swap Agreement, the trust or the Swap
                          Counterparty may be liable to make a termination payment (the "Swap Termination Payment") to the other party, regardless of which party caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the trust is required to make a Swap Termination Payment, that payment will be paid on the related
                          Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders (other than a Swap Termination Payment due to a Swap provider trigger event).

 SWAP AGREEMENT
 NOTIONAL BALANCE
 SCHEDULE:

                 Swap                        Swap                       Swap
               Notional
  Period        Balance       Period   Notional Balance  Period   Notional Balance
----------- ---------------- --------- ----------------- -------- -----------------
    1                  0.00     24       369,466,678.70    47       160,519,612.39
    2        743,457,441.78     25       353,152,811.04    48       154,982,998.19
    3        734,802,864.04     26       339,128,229.33    49       149,643,451.75
    4        724,253,466.09     27       326,931,345.06    50       144,493,688.86
    5        711,849,824.06     28       315,353,429.87    51       139,526,705.93
    6        697,625,432.35     29       304,213,679.53    52       134,735,768.63
    7        681,634,124.89     30       293,482,133.20    53       130,114,403.64
    8        663,950,678.40     31       283,143,079.59    54       125,656,380.72
    9        644,662,478.44     32       273,181,586.93    55       121,355,702.55
    10       623,890,259.57     33       263,583,249.88    56       117,206,526.70
    11       602,923,581.57     34       254,334,331.61    57       113,203,412.75
    12       582,612,253.44     35       245,421,019.77    58       109,340,689.32
    13       562,987,955.26     36       236,831,421.17    59       105,612,500.96
    14       544,031,013.97     37       228,553,104.66    60       102,013,945.94
    15       525,718,469.86     38       220,574,276.28    61        98,541,487.87
    16       507,994,471.48     39       212,883,653.78    62        95,190,529.71
    17       490,856,448.45     40       205,470,407.77    63        91,956,702.18
    18       474,208,009.54     41       198,324,164.52    64        88,835,766.45
    19       458,116,189.10     42       191,434,891.78    65        85,823,642.62
    20       442,359,347.67     43       184,792,981.35    66        82,916,407.64
    21       424,501,180.93     44       178,389,200.81    67        80,110,279.90
    22       405,262,799.74     45       172,214,675.09    68        77,401,622.96
    23       386,857,123.97     46       166,260,874.81

                          Amounts  payable by the trust in respect of net swap payments and Swap  Termination  Payments (other than
SWAP ACCOUNT:             Swap Termination  Payments  resulting from a swap  counterparty  trigger event) will be deducted from the
                          Available  Distribution  Amount  before  distributions  to  the  holders  of  the  Class  A and  Class  M
                          Certificates.  On each  Distribution  Date,  such  amounts will be  distributed  by the trust to the Swap
                          Counterparty,  first to make any net swap  payment  owed to the Swap  Counterparty  pursuant  to the Swap
                          Agreement for such Distribution  Date, and second to make any Swap Termination  Payment not due to a swap counterparty  trigger event owed to the Swap  Counterparty  pursuant to the Swap  Agreement.  Payments by the trust to the Swap  Counterparty  in  respect  of any Swap  Termination  Payment  triggered  by a swap counterparty  trigger event pursuant to the Swap Agreement will be subordinated to  distributions  to the holders of the Class A and Class M  Certificates  and will be paid by the trust to the Swap  Counterparty as set forth in the pooling and servicing agreement.

                          Amounts  payable by the Swap  Counterparty to the trustee,  on behalf of the trust,  will be deposited by the trustee into the swap  account.  On each  distribution  date the trustee will  withdraw the following amounts from the swap account to the extent of net swap payments on deposit  therein for  distribution to the certificates in the following order of priority:

                          (1)      to the  Swap  Counterparty,  any net  amounts  owed to the  Swap  Counterparty  under  the  Swap
                                   Agreement for such Distribution Date; and

                          (2)      to the Swap Counterparty,  any Swap Termination Payment owed to the Swap Counterparty not due to a Swap provider trigger event.

                          Amounts payable to the trust by the swap  counterparty  will be distributed on each  Distribution Date in the following order of priority; prior to any distribution from any available funds:

                          (1)      as part of the Principal  Distribution  Amount,  to pay the holders of the Class A  Certificates and the Class M Certificates  the principal  portion of any realized  losses incurred for the preceding calendar month;

                          (2)      as part of the Principal  Distribution  Amount,  to pay the holders of the Class A  Certificates and the Class M Certificates,  to restore the required level of  overcollateralization to the extent it has been reduced due to realized losses;

                          (3)      to pay the holders of Class A and Class M  Certificates,  the amount of any Prepayment  Interest
                                   Shortfalls  allocated  thereto  for that  Distribution  Date,  on a pro rata  basis  based on
                                   Prepayment Interest  Shortfalls  allocated thereto, to the extent not covered by the Eligible
                                   Master Servicing Compensation on that Distribution Date;

                          (4)      to pay to the  holders  of the  Class  A and  Class  M  Certificates,  any  prepayment  interest shortfalls  remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls  previously allocated thereto that remain unreimbursed;

                          (5)      to pay to the holders of the Class A Certificates,  on a pro rata basis,  based on the amount of the Basis Risk  Shortfall  Carry-Forward  Amounts  previously  allocated  thereto that remain unreimbursed,  the  Basis  Risk  Shortfall  Carry-Forward  Amounts,  and  then  the  Class  M
                                   Certificates,  in order of their  payment  priority,  the amount of any Basis Risk  Shortfall
                                   Carry Forward Amounts remaining unpaid as of that distribution date;

                          (6)      to pay to the holders of the Class A and Class M Certificates, the amount of any Relief Act
                                   Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto;

                          (7)      to pay to the holders of the Class A Certificates, on a pro rata basis, based on the amount of realized losses previously allocated thereto that remain unreimbursed, and then to the Class
                                   M Certificates in order of priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and

                          (8)      to pay to the holders of the Class SB Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

                          On any Distribution Date, any amounts payable pursuant to clauses (1) and (2) above will be included in the Principal Distribution Amount and shall be paid as described in "Principal Distributions" above.

AGGREGATE COLLATERAL SUMMARY
                                                                                                                     MINIMUM            MAXIMUM
Current Principal Balance                          $750,231,396
Number of Mortgage Loans                                  3,472

Average Original Principal Balance                     $216,281                                                      $23,850         $2,985,000
Average Current Principal Balance                      $216,080                                                      $23,832         $2,985,000

Weighted Average Original Term                       358 months                                                   180 months         360 months
Weighted Average Age                                 3   months                                                   0   months         28  months
Weighted Average Gross Mortgage Rate                     7.664%                                                       4.500%            13.375%
Weighted Average Original Loan-to-Value                  80.18%                                                       10.00%             95.00%
Weighted Average Credit Score                               671                                                          575                816

Weighted Average Margin                                  4.737%                                                       2.125%             9.850%
Weighted Average Initial Periodic Cap                    3.840%                                                       1.000%             6.750%
Weighted Average Periodic Cap                            1.364%                                                       1.000%             6.000%
Weighted Average Maximum Mortgage Rate                  13.960%                                                      10.500%            19.375%
Weighted Average Minimum Mortgage Rate                   5.848%                                                       2.125%            11.700%
Weighted Average Next Rate Adjustment                35  months                                                   1   months         83  months

                                                   % OF LOAN GROUP                                                            % OF LOAN GROUP
LIEN POSITION                                                             LOAN TYPE
First Lien                                              100.00%           ARM                                                            34.90%
                                                                          Fixed Rate                                                     65.10%
OCCUPANCY
Non-owner Occupied                                       29.27%           LOAN PURPOSE
Primary                                                  66.98%           Equity Refinance                                               39.15%
Second Home/Vacation                                      3.75%           Purchase                                                       54.24%
                                                                          Rate/Term Refinance                                             6.62%
DOCUMENTATION
Full Documentation                                       16.04%           PROPERTY TYPE
Reduced Documentation                                    83.96%           Condominium High Rise (9 stories or more)                       1.37%
                                                                          Condominium Low Rise (less than 5 stories)                      9.51%
EXCEPTION CATEGORY                                                        Condominium Mid Rise (5 to 8 stories)                           0.39%
Alternet Exceptions                                      18.19%           Condotel (1 to 4 stories)                                       0.04%
Expanded Criteria Exceptions                             81.00%           Cooperative                                                     0.04%
Home Solutions Exceptions                                 0.76%           Manufactured Housing                                            0.07%
Seasoned Loans                                            0.06%           Planned Unit Developments (attached)                            2.35%
                                                                          Planned Unit Developments (detached)                           18.16%
                                                                          Single Family Detached                                         56.80%
                                                                          Townhouse                                                       0.44%
                                                                          Two-Four Family Units                                          10.81%

                                                                          LOANS WITH ACTIVE PREPAYMENT PENALTIES                         50.11%
                                                                          LOANS OVER 80% LTV WITH MI                                     13.44%
                                                                          INTEREST ONLY LOANS                                            54.88%

                                                                                     WEIGHTED
                                                      CURRENT  PCT BY    AVERAGE     AVERAGE
                                         # OF       PRINCIPAL  CURR      PRINCIPAL   COMBINED
CREDIT SCORES                             LOANS       BALANCE  PRIN BAL     BALANCE    ORIG LTV
---------------------------------------- ------- ------------- --------- ----------- -----------
 560 - 579                                   27     3,785,240     0.50%     140,194       85.77
 580 - 599                                  135    28,332,568     3.78%     209,871       78.12
 600 - 619                                  236    47,282,595     6.30%     200,350       77.61
 620 - 639                                  613   142,380,721    18.98%     232,269       77.50
 640 - 659                                  589   137,300,437    18.30%     233,108       78.66
 660 - 679                                  509   111,501,646    14.86%     219,060       80.57
 680 - 699                                  402    82,640,808    11.02%     205,574       82.91
 700 - 719                                  316    60,654,511     8.08%     191,945       82.13
 720 - 739                                  242    51,430,616     6.86%     212,523       81.94
 740 - 759                                  180    34,557,419     4.61%     191,986       83.47
 760 - 779                                  135    30,000,390     4.00%     222,225       83.76
 780 - 799                                   76    17,029,071     2.27%     224,067       82.97
 800 or greater                              12     3,335,374     0.44%     277,948       81.36
---------------------------------------- ------- ------------- --------- ----------- -----------
TOTAL                                     3,472   750,231,396   100.00%     216,080       80.18

                                                                                                 WEIGHTED
                                                      CURRENT  PCT BY    AVERAGE      WEIGHTED   AVERAGE
                                         # OF       PRINCIPAL  CURR      PRINCIPAL   AVERAGE     COMBINED
ORIGINAL MORTGAGE LOAN BALANCES ($)       LOANS       BALANCE  PRIN BAL     BALANCE        FICO    ORIG LTV
---------------------------------------- ------- ------------- --------- ----------- ----------- -----------
$  100,000 or less                          717    50,731,983     6.76%      70,756         673       81.03
$  100,001 - $  200,000                   1,407   206,755,031    27.56%     146,947         673       82.21
$  200,001 - $  300,000                     653   159,885,298    21.31%     244,847         670       81.74
$  300,001 - $  400,000                     308   106,415,869    14.18%     345,506         664       79.79
$  400,001 - $  500,000                     182    81,876,958    10.91%     449,873         670       79.84
$  500,001 - $  600,000                      92    50,632,751     6.75%     550,356         679       79.10
$  600,001 - $  700,000                      56    36,124,953     4.82%     645,088         677       80.14
$  700,001 - $  800,000                      13     9,750,757     1.30%     750,058         667       76.92
$  800,001 - $  900,000                      17    14,642,407     1.95%     861,318         656       71.93
$  900,001 - $1,000,000                      15    14,477,244     1.93%     965,150         673       69.06
$1,100,001 - $1,200,000                       1     1,119,950     0.15%   1,119,950         801       70.00
$1,200,001 - $1,300,000                       3     3,762,136     0.50%   1,254,045         646       67.75
$1,300,001 - $1,400,000                       2     2,700,000     0.36%   1,350,000         722       71.50
$1,400,001 - $1,500,000                       2     2,978,750     0.40%   1,489,375         644       63.99
$1,500,001 or greater                         4     8,377,309     1.12%   2,094,327         682       63.41
---------------------------------------- ------- ------------- --------- ----------- ----------- -----------
TOTAL                                     3,472   750,231,396   100.00%     216,080         671       80.18

                                                                                                 WEIGHTED
                                                      CURRENT  PCT BY    AVERAGE      WEIGHTED   AVERAGE
                                         # OF       PRINCIPAL  CURR      PRINCIPAL   AVERAGE     COMBINED
MORTGAGE RATES (%)                        LOANS       BALANCE  PRIN BAL     BALANCE        FICO    ORIG LTV
---------------------------------------- ------- ------------- --------- ----------- ----------- -----------
  4.5000% -  4.9999%                          1       105,000     0.01%     105,000         706       48.00
  5.0000% -  5.4999%                          1       434,028     0.06%     434,028         643       58.00
  5.5000% -  5.9999%                         14     4,603,373     0.61%     328,812         693       79.82
  6.0000% -  6.4999%                        107    29,715,424     3.96%     277,714         694       74.63
  6.5000% -  6.9999%                        522   136,696,920    18.22%     261,871         681       76.98
  7.0000% -  7.4999%                        612   147,387,577    19.65%     240,829         671       79.02
  7.5000% -  7.9999%                        955   197,448,152    26.32%     206,752         675       80.27
  8.0000% -  8.4999%                        514   103,526,127    13.80%     201,413         664       81.01
  8.5000% -  8.9999%                        425    78,862,076    10.51%     185,558         660       83.72
  9.0000% -  9.4999%                        142    25,451,775     3.39%     179,238         657       87.46
  9.5000% -  9.9999%                        103    16,506,287     2.20%     160,255         646       89.05
 10.0000% - 10.4999%                         37     5,193,546     0.69%     140,366         629       88.15
 10.5000% - 10.9999%                         23     2,261,316     0.30%      98,318         633       86.73
 11.0000% - 11.4999%                         11     1,532,270     0.20%     139,297         685       90.44
 11.5000% - 11.9999%                          4       440,490     0.06%     110,123         616       89.35
 13.0000% or greater                          1        67,036     0.01%      67,036         636       90.00
---------------------------------------- ------- ------------- --------- ----------- ----------- -----------
TOTAL                                     3,472   750,231,396   100.00%     216,080         671       80.18

                                                                                                 WEIGHTED
                                                      CURRENT  PCT BY    AVERAGE      WEIGHTED   AVERAGE
                                         # OF       PRINCIPAL  CURR      PRINCIPAL   AVERAGE     COMBINED
NET MORTGAGE RATES (%)                    LOANS       BALANCE  PRIN BAL     BALANCE        FICO    ORIG LTV
---------------------------------------- ------- ------------- --------- ----------- ----------- -----------
  4.0000% -  4.4999%                          1       105,000     0.01%     105,000         706       48.00
  5.0000% -  5.4999%                          7     2,136,141     0.28%     305,163         684       72.09
  5.5000% -  5.9999%                         71    20,587,724     2.74%     289,968         693       74.67
  6.0000% -  6.4999%                        378   103,087,701    13.74%     272,719         682       76.55
  6.5000% -  6.9999%                        663   160,173,088    21.35%     241,588         675       78.99
  7.0000% -  7.4999%                        868   180,199,632    24.02%     207,603         674       80.51
  7.5000% -  7.9999%                        690   145,734,359    19.43%     211,209         666       80.18
  8.0000% -  8.4999%                        423    75,152,369    10.02%     177,665         663       83.70
  8.5000% -  8.9999%                        192    37,154,903     4.95%     193,515         656       84.47
  9.0000% -  9.4999%                        107    16,719,894     2.23%     156,261         648       88.76
  9.5000% -  9.9999%                         35     5,153,568     0.69%     147,245         625       87.55
 10.0000% - 10.4999%                         22     2,063,194     0.28%      93,782         638       87.75
 10.5000% - 10.9999%                         10     1,456,297     0.19%     145,630         691       90.21
 11.0000% - 11.4999%                          4       440,490     0.06%     110,123         616       89.35
 13.0000% or greater                          1        67,036     0.01%      67,036         636       90.00
---------------------------------------- ------- ------------- --------- ----------- ----------- -----------
TOTAL                                     3,472   750,231,396   100.00%     216,080         671       80.18

                                                      CURRENT  PCT BY    AVERAGE      WEIGHTED
                                         # OF       PRINCIPAL  CURR      PRINCIPAL   AVERAGE
ORIGINAL LOAN-TO-VALUE RATIO (%)          LOANS       BALANCE  PRIN BAL     BALANCE        FICO
---------------------------------------- ------- ------------- --------- ----------- -----------
  00.01% -  50.00%                           72    14,274,046     1.90%     198,251         642
  50.01% -  55.00%                           36     7,806,580     1.04%     216,849         638
  55.01% -  60.00%                           58    14,038,627     1.87%     242,045         635
  60.01% -  65.00%                           73    26,192,164     3.49%     358,797         665
  65.01% -  70.00%                          176    48,437,256     6.46%     275,212         662
  70.01% -  75.00%                          225    64,948,041     8.66%     288,658         661
  75.01% -  80.00%                        1,559   342,721,854    45.68%     219,834         674
  80.01% -  85.00%                          154    31,341,314     4.18%     203,515         665
  85.01% -  90.00%                          626   114,385,512    15.25%     182,724         675
  90.01% -  95.00%                          493    86,086,002    11.47%     174,617         684
---------------------------------------- ------- ------------- --------- ----------- -----------
TOTAL                                     3,472   750,231,396   100.00%     216,080         671

                                                                                                 WEIGHTED
                                                      CURRENT  PCT BY    AVERAGE      WEIGHTED   AVERAGE
                                         # OF       PRINCIPAL  CURR      PRINCIPAL   AVERAGE     COMBINED
DEBT RATIO (%)                            LOANS       BALANCE  PRIN BAL     BALANCE        FICO    ORIG LTV
---------------------------------------- ------- ------------- --------- ----------- ----------- -----------
   Not Available                          1,190   260,891,216    34.77%     219,236         678       79.04
 20.00% or less                             105    16,236,507     2.16%     154,633         693       83.26
 20.01% - 25.00%                            119    18,516,033     2.47%     155,597         680       80.16
 25.01% - 30.00%                            158    29,101,376     3.88%     184,186         678       80.70
 30.01% - 35.00%                            286    60,142,428     8.02%     210,288         674       79.99
 35.01% - 40.00%                            463    98,254,344    13.10%     212,212         671       80.10
 40.01% - 45.00%                            530   123,884,221    16.51%     233,744         663       81.08
 45.01% - 50.00%                            489   115,613,541    15.41%     236,429         662       80.99
 50.01% - 55.00%                            109    23,554,957     3.14%     216,101         655       81.97
 55.01% - 60.00%                             20     3,620,090     0.48%     181,005         640       83.00
 60.01% or greater                            3       416,683     0.06%     138,894         695       71.94
---------------------------------------- ------- ------------- --------- ----------- ----------- -----------
TOTAL                                     3,472   750,231,396   100.00%     216,080         671       80.18

                                                                                                     WEIGHTED
                                                          CURRENT  PCT BY    AVERAGE      WEIGHTED   AVERAGE
                                             # OF       PRINCIPAL  CURR      PRINCIPAL   AVERAGE     COMBINED
STATE                                         LOANS       BALANCE  PRIN BAL     BALANCE        FICO    ORIG LTV
-------------------------------------------- ------- ------------- --------- ----------- ----------- -----------
Alabama                                          37     5,972,460     0.80%     161,418         687       80.64
Arizona                                         126    31,672,162     4.22%     251,366         661       78.81
Arkansas                                         11     1,194,196     0.16%     108,563         689       88.07
California                                      317   123,160,966    16.42%     388,520         669       77.68
Colorado                                         45     8,198,146     1.09%     182,181         688       83.43
Connecticut                                      42    10,862,443     1.45%     258,630         663       76.86
Delaware                                         13     2,009,063     0.27%     154,543         681       81.05
District of Columbia                             12     4,217,928     0.56%     351,494         670       76.13
Florida                                         733   161,326,119    21.50%     220,090         678       81.18
Georgia                                         211    30,427,639     4.06%     144,207         660       82.91
Hawaii                                            6     2,458,338     0.33%     409,723         635       81.81
Idaho                                            14     1,688,414     0.23%     120,601         681       83.49
Illinois                                        113    22,960,104     3.06%     203,187         668       81.09
Indiana                                          73     6,528,385     0.87%      89,430         678       85.13
Iowa                                             14     1,230,269     0.16%      87,876         654       82.61
Kansas                                           14     1,673,314     0.22%     119,522         667       87.59
Kentucky                                         18     2,244,664     0.30%     124,704         662       83.65
Louisiana                                        38     4,713,211     0.63%     124,032         678       88.51
Maine                                            22     3,812,285     0.51%     173,286         654       82.37
Maryland                                        129    34,685,391     4.62%     268,879         668       79.47
Massachusetts                                    42    13,044,791     1.74%     310,590         663       77.25
Michigan                                        137    16,816,997     2.24%     122,752         658       83.55
Minnesota                                        42    10,141,445     1.35%     241,463         672       80.88
Mississippi                                      17     2,000,635     0.27%     117,684         696       87.55
Missouri                                         52     8,088,495     1.08%     155,548         667       84.80
Montana                                           1       499,839     0.07%     499,839         710       80.00
Nebraska                                          2       154,168     0.02%      77,084         637       82.07
Nevada                                           69    18,255,839     2.43%     264,577         674       78.86
New Hampshire                                     8     1,710,475     0.23%     213,809         670       84.30
New Jersey                                      104    31,035,004     4.14%     298,413         672       79.53
New Mexico                                       18     3,350,372     0.45%     186,132         657       80.16
New York                                        133    33,919,004     4.52%     255,030         661       75.48
North Carolina                                   94    13,616,126     1.81%     144,852         669       85.33
North Dakota                                      2       234,022     0.03%     117,011         608       86.09
Ohio                                             77     8,617,623     1.15%     111,917         673       82.79
Oklahoma                                         17     2,093,911     0.28%     123,171         693       80.66
Oregon                                           23     4,668,068     0.62%     202,959         684       79.29
Pennsylvania                                     87    11,773,743     1.57%     135,330         666       80.70
Rhode Island                                      5     1,353,924     0.18%     270,785         677       77.59
South Carolina                                   41     6,286,125     0.84%     153,320         672       82.52
South Dakota                                      5       729,591     0.10%     145,918         667       81.01
Tennessee                                        80     8,352,808     1.11%     104,410         672       81.97
Texas                                           100    14,573,886     1.94%     145,739         665       83.29
Utah                                             12     2,103,131     0.28%     175,261         647       81.65
Vermont                                           1       182,000     0.02%     182,000         655       80.00
Virginia                                        207    51,727,728     6.89%     249,892         681       78.56
Washington                                       37    11,323,935     1.51%     306,052         680       78.61
West Virginia                                    11     2,654,928     0.35%     241,357         690       83.46
Wisconsin                                        60     9,887,287     1.32%     164,788         669       85.37
-------------------------------------------- ------- ------------- --------- ----------- ----------- -----------
TOTAL                                         3,472   750,231,396   100.00%     216,080         671       80.18

                                                                                                     WEIGHTED
                                                          CURRENT  PCT BY    AVERAGE      WEIGHTED   AVERAGE
                                             # OF       PRINCIPAL  CURR      PRINCIPAL   AVERAGE     COMBINED
LOAN PURPOSE                                  LOANS       BALANCE  PRIN BAL     BALANCE        FICO    ORIG LTV
-------------------------------------------- ------- ------------- --------- ----------- ----------- -----------
Equity Refinance                              1,251   293,694,327    39.15%     234,768         657       77.41
Purchase                                      1,982   406,909,150    54.24%     205,302         682       82.52
Rate/Term Refinance                             239    49,627,919     6.62%     207,648         666       77.42
-------------------------------------------- ------- ------------- --------- ----------- ----------- -----------
TOTAL                                         3,472   750,231,396   100.00%     216,080         671       80.18

                                                                                                     WEIGHTED
                                                          CURRENT  PCT BY    AVERAGE      WEIGHTED   AVERAGE
                                             # OF       PRINCIPAL  CURR      PRINCIPAL   AVERAGE     COMBINED
OCCUPANCY                                     LOANS       BALANCE  PRIN BAL     BALANCE        FICO    ORIG LTV
-------------------------------------------- ------- ------------- --------- ----------- ----------- -----------
Non-owner Occupied                            1,344   219,627,954    29.27%     163,414         698       82.34
Primary                                       2,018   502,499,615    66.98%     249,009         659       79.18
Second Home/Vacation                            110    28,103,827     3.75%     255,489         680       81.19
-------------------------------------------- ------- ------------- --------- ----------- ----------- -----------
TOTAL                                         3,472   750,231,396   100.00%     216,080         671       80.18

                                                                                                     WEIGHTED
                                                          CURRENT  PCT BY    AVERAGE      WEIGHTED   AVERAGE
                                             # OF       PRINCIPAL  CURR      PRINCIPAL   AVERAGE     COMBINED
PROPERTY TYPE                                 LOANS       BALANCE  PRIN BAL     BALANCE        FICO    ORIG LTV
-------------------------------------------- ------- ------------- --------- ----------- ----------- -----------
Condominium High Rise (9 stories or more)        32    10,264,716     1.37%     320,772         697       79.86
Condominium Low Rise (less than 5 stories)      406    71,365,830     9.51%     175,778         692       83.48
Condominium Mid Rise (5 to 8 stories)            11     2,957,818     0.39%     268,893         740       82.22
Condotel (1 to 4 stories)                         2       325,956     0.04%     162,978         706       81.42
Cooperative                                       2       295,557     0.04%     147,778         711       83.64
Manufactured Housing                              1       552,000     0.07%     552,000         751       80.00
Planned Unit Developments (attached)             96    17,661,921     2.35%     183,978         666       83.02
Planned Unit Developments (detached)            476   136,246,162    18.16%     286,231         674       79.80
Single Family Detached                        2,057   426,137,816    56.80%     207,165         662       79.96
Townhouse                                        30     3,295,961     0.44%     109,865         672       79.62
Two-Four Family Units                           359    81,127,660    10.81%     225,982         688       78.44
-------------------------------------------- ------- ------------- --------- ----------- ----------- -----------
TOTAL                                         3,472   750,231,396   100.00%     216,080         671       80.18

                                                                                                     WEIGHTED
                                                          CURRENT  PCT BY    AVERAGE      WEIGHTED   AVERAGE
                                             # OF       PRINCIPAL  CURR      PRINCIPAL   AVERAGE     COMBINED
DOCUMENTATION TYPE                            LOANS       BALANCE  PRIN BAL     BALANCE        FICO    ORIG LTV
-------------------------------------------- ------- ------------- --------- ----------- ----------- -----------
Full Documentation                              692   120,360,755    16.04%     173,932         660       84.06
Reduced Documentation                         2,780   629,870,641    83.96%     226,572         673       79.44
-------------------------------------------- ------- ------------- --------- ----------- ----------- -----------
TOTAL                                         3,472   750,231,396   100.00%     216,080         671       80.18

                                                                                                 WEIGHTED
                                                      CURRENT  PCT BY    AVERAGE      WEIGHTED   AVERAGE
                                         # OF       PRINCIPAL  CURR      PRINCIPAL   AVERAGE     COMBINED
PREPAYMENT PENALTY TERM (MONTHS)          LOANS       BALANCE  PRIN BAL     BALANCE        FICO    ORIG LTV
---------------------------------------- ------- ------------- --------- ----------- ----------- -----------
 None                                     1,650   374,309,231    49.89%     226,854         670       78.56
12 Months                                   329    79,792,531    10.64%     242,530         674       79.87
24 Months                                   488    96,558,918    12.87%     197,867         651       84.11
36 Months                                   942   184,687,661    24.62%     196,059         683       81.80
60 Months                                    60    14,295,579     1.91%     238,260         671       76.99
Other(1)                                      3       587,476     0.08%     195,825         651       80.00
---------------------------------------- ------- ------------- --------- ----------- ----------- -----------
TOTAL                                     3,472   750,231,396   100.00%     216,080         671       80.18

                                                                                                 WEIGHTED
                                                      CURRENT  PCT BY    AVERAGE      WEIGHTED   AVERAGE
                                         # OF       PRINCIPAL  CURR      PRINCIPAL   AVERAGE     COMBINED
INTEREST ONLY BY PRODUCT TYPE             LOANS       BALANCE  PRIN BAL     BALANCE        FICO    ORIG LTV
---------------------------------------- ------- ------------- --------- ----------- ----------- -----------
Alternet Exceptions (non-IO)                594   105,877,674    14.11%     178,245         641       87.37
Expanded Criteria Exceptions (non-IO)     1,295   226,602,902    30.20%     174,983         669       77.99
Home Solutions Exceptions (non-IO)           45     5,555,831     0.74%     123,463         711       89.31
Interest Only Alternet Exceptions           123    30,572,756     4.08%     248,559         641       83.45
Interest Only Expanded Criteria
Exceptio                                  1,412   381,057,645    50.79%     269,871         683       79.09
Interest Only Home Solutions Exceptions       1       111,200     0.01%     111,200         732       80.00
Seasoned Loans (non-IO)                       2       453,388     0.06%     226,694         715       82.52
---------------------------------------- ------- ------------- --------- ----------- ----------- -----------
TOTAL                                     3,472   750,231,396   100.00%     216,080         671       80.18

                                                                                                 WEIGHTED
                                                      CURRENT  PCT BY    AVERAGE      WEIGHTED   AVERAGE
                                         # OF       PRINCIPAL  CURR      PRINCIPAL   AVERAGE     COMBINED
INTEREST ONLY BY TERM (MONTHS)            LOANS       BALANCE  PRIN BAL     BALANCE        FICO    ORIG LTV
---------------------------------------- ------- ------------- --------- ----------- ----------- -----------
   None                                   1,936   338,489,795    45.12%     174,840         661       81.11
 24 Months                                    5     1,110,316     0.15%     222,063         637       82.57
 36 Months                                   14     4,022,021     0.54%     287,287         713       80.34
 60 Months                                  169    47,126,823     6.28%     278,857         658       80.82
 84 Months                                    1       595,000     0.08%     595,000         709       70.00
120 Months                                1,346   358,779,216    47.82%     266,552         682       79.22
Other(1)                                      1       108,225     0.01%     108,225         683       90.00
---------------------------------------- ------- ------------- --------- ----------- ----------- -----------
TOTAL                                     3,472   750,231,396   100.00%     216,080         671       80.18

                                                                                                 WEIGHTED
                                                      CURRENT  PCT BY    AVERAGE      WEIGHTED   AVERAGE
                                         # OF       PRINCIPAL  CURR      PRINCIPAL   AVERAGE     COMBINED
MAXIMUM MORTGAGE RATES (%)                LOANS       BALANCE  PRIN BAL     BALANCE        FICO    ORIG LTV
---------------------------------------- ------- ------------- --------- ----------- ----------- -----------
   Fixed-Rate Mortgage Loans              2,322   488,387,945    65.10%     210,331         672       78.78
 10.0000% - 10.9999%                          2       294,593     0.04%     147,296         696       42.85
 11.0000% - 11.9999%                         33    15,268,760     2.04%     462,690         697       70.57
 12.0000% - 12.9999%                        152    48,103,690     6.41%     316,472         690       78.93
 13.0000% - 13.9999%                        323    76,257,952    10.16%     236,093         680       82.94
 14.0000% - 14.9999%                        330    69,311,446     9.24%     210,035         661       84.55
 15.0000% - 15.9999%                        201    37,412,749     4.99%     186,133         641       87.35
 16.0000% - 16.9999%                         80    11,288,937     1.50%     141,112         647       87.88
 17.0000% - 17.9999%                         21     2,418,018     0.32%     115,144         637       88.87
 18.0000% - 18.9999%                          7     1,420,270     0.19%     202,896         699       89.31
 19.0000% - 19.9999%                          1        67,036     0.01%      67,036         636       90.00
---------------------------------------- ------- ------------- --------- ----------- ----------- -----------
TOTAL                                     3,472   750,231,396   100.00%     216,080         671       80.18

                                                                                                 WEIGHTED
                                                      CURRENT  PCT BY    AVERAGE      WEIGHTED   AVERAGE
                                         # OF       PRINCIPAL  CURR      PRINCIPAL   AVERAGE     COMBINED
NOTE MARGINS (%)                          LOANS       BALANCE  PRIN BAL     BALANCE        FICO    ORIG LTV
---------------------------------------- ------- ------------- --------- ----------- ----------- -----------
   Fixed-Rate Mortgage Loans              2,322   488,387,945    65.10%     210,331         672       78.78
  2.0000% -  2.4999%                         82    25,609,630     3.41%     312,313         707       75.06
  2.5000% -  2.9999%                        188    43,006,419     5.73%     228,758         698       83.16
  3.0000% -  3.4999%                         51    22,628,433     3.02%     443,695         698       77.19
  3.5000% -  3.9999%                        124    31,976,302     4.26%     257,873         689       82.96
  4.0000% -  4.4999%                         16     2,322,592     0.31%     145,162         686       84.92
  4.5000% -  4.9999%                         31     5,377,818     0.72%     173,478         663       86.58
  5.0000% -  5.4999%                        129    32,716,107     4.36%     253,613         655       82.35
  5.5000% -  5.9999%                        108    23,863,088     3.18%     220,955         649       85.34
  6.0000% -  6.4999%                         73    16,242,985     2.17%     222,507         640       86.65
  6.5000% -  6.9999%                         83    16,418,637     2.19%     197,815         640       84.60
  7.0000% -  7.4999%                         98    15,853,966     2.11%     161,775         638       83.90
  7.5000% -  7.9999%                         89    14,469,550     1.93%     162,579         633       85.82
  8.0000% -  8.4999%                         53     7,396,894     0.99%     139,564         640       89.76
  8.5000% -  8.9999%                         13     2,059,641     0.27%     158,434         615       90.63
  9.0000% -  9.4999%                          8     1,445,570     0.19%     180,696         701       90.15
  9.5000% -  9.9999%                          4       455,820     0.06%     113,955         645       84.83
---------------------------------------- ------- ------------- --------- ----------- ----------- -----------
TOTAL                                     3,472   750,231,396   100.00%     216,080         671       80.18

                                                                                                 WEIGHTED
                                                      CURRENT  PCT BY    AVERAGE      WEIGHTED   AVERAGE
                                         # OF       PRINCIPAL  CURR      PRINCIPAL   AVERAGE     COMBINED
NEXT INTEREST RATE ADJUSTMENT DATE        LOANS       BALANCE  PRIN BAL     BALANCE        FICO    ORIG LTV
---------------------------------------- ------- ------------- --------- ----------- ----------- -----------
   Fixed-Rate Mortgage Loans              2,322   488,387,945    65.10%     210,331         672       78.78
May 2006                                      3     1,420,802     0.19%     473,601         754       73.55
July 2006                                     2       763,689     0.10%     381,845         739       80.00
August 2006                                   1       180,800     0.02%     180,800         742       80.00
September 2006                                6     1,362,516     0.18%     227,086         672       73.97
October 2006                                  2       250,425     0.03%     125,213         655       90.00
March 2007                                    2       497,500     0.07%     248,750         649       76.01
May 2007                                      1       218,137     0.03%     218,137         666       80.00
June 2007                                     1       108,868     0.01%     108,868         666       80.00
July 2007                                     4     1,162,585     0.15%     290,646         677       84.87
August 2007                                   5     1,117,991     0.15%     223,598         614       78.76
September 2007                               12     2,329,032     0.31%     194,086         634       83.85
October 2007                                 17     4,500,485     0.60%     264,734         625       75.53
November 2007                                36     7,404,011     0.99%     205,667         646       83.25
December 2007                               104    21,787,213     2.90%     209,492         643       86.91
January 2008                                119    22,562,032     3.01%     189,597         648       86.37
February 2008                               210    44,766,304     5.97%     213,173         656       83.57
March 2008                                  149    30,242,782     4.03%     202,972         651       83.53
April 2008                                   15     1,992,871     0.27%     132,858         659       85.23
July 2008                                     1       158,325     0.02%     158,325         637       80.00
September 2008                                4       763,226     0.10%     190,807         661       82.80
October 2008                                  8     2,310,206     0.31%     288,776         685       78.80
November 2008                                 4     1,089,729     0.15%     272,432         698       89.43
December 2008                                 8     2,475,297     0.33%     309,412         700       82.80
January 2009                                 37     9,461,413     1.26%     255,714         689       82.01
February 2009                                41     8,632,186     1.15%     210,541         680       85.25
March 2009                                   22     4,134,343     0.55%     187,925         664       85.65
April 2009                                    2       187,510     0.02%      93,755         673       86.29
August 2009                                   1       157,600     0.02%     157,600         595       80.00
March 2010                                    1       225,000     0.03%     225,000         815       90.00
May 2010                                      1       327,934     0.04%     327,934         732       95.00
August 2010                                   1       708,800     0.09%     708,800         658       80.00
September 2010                                2       379,707     0.05%     189,853         706       74.46
October 2010                                  5     1,303,321     0.17%     260,664         728       65.99
November 2010                                 8     1,922,327     0.26%     240,291         673       80.58
December 2010                                15     4,084,261     0.54%     272,284         693       88.74
January 2011                                 95    24,149,114     3.22%     254,201         699       81.77
February 2011                               166    42,401,676     5.65%     255,432         697       81.25
March 2011                                   30    10,609,825     1.41%     353,661         693       74.69
April 2011                                    5     1,049,610     0.14%     209,922         636       83.23
January 2013                                  1       595,000     0.08%     595,000         709       70.00
March 2013                                    3     2,049,000     0.27%     683,000         705       77.40
---------------------------------------- ------- ------------- --------- ----------- ----------- -----------
TOTAL                                     3,472   750,231,396   100.00%     216,080         671       80.18

RATING AGENCY CONTACTS

---------------------------------------------------------------------------------------------------------------------------
                                           NAME                                                  PHONE EXTENSION
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
 MOODY'S:                                  Arif Kaya Bekiroglu                                   (212) 553-7761
 S&P:                                      Errol Arne                                            (212) 438-2089
 FITCH:                                    Marc Lessner                                          (212) 908-0693
---------------------------------------------------------------------------------------------------------------------------